EXHIBIT 4.8


                               SECURITY AGREEMENT


                     This SECURITY AGREEMENT, dated as of April 1, 2003 (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), by and among (a) BARNEY'S, INC., a New York corporation ("Barneys"), BARNEYS AMERICA, INC., a Delaware corporation, BARNEYS (CA) LEASE CORP., a Delaware corporation, BARNEYS (NY) LEASE CORP., a Delaware corporation, BASCO ALL-AMERICAN SPORTSWEAR CORP., a New York corporation, BNY LICENSING CORP., a Delaware corporation, and BARNEYS AMERICA (CHICAGO) LEASE CORP., a Delaware corporation (collectively, together with their successors and permitted assigns, the "Grantors" and each individually, a "Grantor"), and (b) WILMINGTON TRUST COMPANY, a Delaware banking corporation, in its capacity as collateral agent (with its successors in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined below).


                              W I T N E S S E T H:

                     WHEREAS, Barneys issued 9.00% Senior Secured Notes due 2008 (the "Notes") pursuant to an indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Indenture"), among Barneys, Barneys New York, Inc. ("Holdings") the Grantors party thereto and Wilmington Trust Company as trustee (in such capacity, the "Trustee"), pursuant to which Holdings and the Grantors party thereto have guaranteed the payment of all of the principal of and interest and premium and Liquidated Damages, if any, on the Notes; and

                     WHEREAS, in order to secure (i) the payment of all of the principal of and interest and premium and Liquidated Damages, if any, on the Notes and the payment and performance of all other Note Obligations (as defined in the Indenture) and (ii) all of the Grantors' obligations and liabilities hereunder and in connection herewith (all the Note Obligations and such obligations and liabilities hereunder being hereinafter referred to collectively as the "Liabilities"), the Grantors are required to execute and deliver this Security Agreement pursuant to the Indenture.

                     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                     1. Defined Terms.

                     (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Indenture shall have the meaning specified for such term in the Indenture. All terms defined in Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein.

                     (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this


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Security Agreement, and section references are to this Security Agreement unless otherwise specified.

                     (c) All terms defined in this Security Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

                     (d) The following capitalized terms shall have the following meanings when used herein:

                     "Barneys Group" means Barneys and each of its Subsidiaries.

                     "Blocked Account" means a deposit account for which any Grantor has delivered a Collateral Account Control Agreement.

                     "Collateral Account Control Agreement" means a Collateral Account Control Agreement in substantially the form of Exhibit B hereto or in such other form as shall be reasonably satisfactory to the Collateral Agent.

                     "Collateral Report" means each "Collateral Report" as defined in the Credit Agreement.

                     "Credit Agreement" means the Credit Agreement, dated as of July 15, 2002, among Barneys, the other Grantors, Holdings, the Priority Lien Agent and the lenders from time to time party thereto (as such Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, by the restated credit agreement dated as of the date hereof).

                     "Eligible Receivables" shall have the meaning specified in the Credit Agreement.

                     "Intellectual Property" means all trademarks, service marks, designs, logos, trade dress, trade names, corporate names, together with all translations, derivations and combinations thereof and including all goodwill associated thereunder and all applications, registrations and renewals in connection therewith, copyrights (whether registered or not), technology, know-how and processes, computer software and all other proprietary rights existing anywhere throughout the world.

                     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent and the Priority Lien Agent as acknowledged by the Grantors and Holdings (including, without limitation, the provisions of Article 12 of the Indenture incorporated by reference therein).

                     "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement, dated as of the date hereof, among Barneys, the other Grantors, Holdings, and the Collateral Agent.

                     "Secured Party" means each of the Collateral Agent, the Trustee, the Holders of any Note and the holders of any other Liabilities.


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                     "Senior Lien Satisfaction Date" means the first date on
which there is a Discharge of Priority Lien Obligations.

                     2. Grant of Security Interest. To secure the prompt and complete payment, observance and performance of all the Liabilities, each of the Grantors hereby grants (subject as set forth below) to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of such Grantor's rights, title and interests in and to the following property, whether now owned or existing or hereafter arising or acquired and wheresoever located (the "Collateral"):

                     (i) all Accounts;

                     (ii) all Chattel Paper;

                     (iii) all Documents;

                     (iv) all General Intangibles (including payment intangibles and Software);

                     (v) all Goods (including Inventory, Equipment and
Fixtures);

                     (vi) all Instruments;

                     (vii) all Investment Property;

                     (viii) all Deposit Accounts of such Grantor, including all Blocked Accounts and all other bank accounts and all deposits therein;

                     (ix) all money, cash or cash equivalents of such Grantor;

                     (x) all Supporting Obligations and Letter-of-Credit Rights of such Grantor;

                     (xi) commercial tort claims; and

                     (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

This Security Agreement shall not create or be filed as a lien against the land, building and/or improvements to the real property in which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed.

                     3. Continuing Liability. Each of the Grantors hereby expressly agrees that, notwithstanding anything set forth herein to the contrary, such Grantor shall remain solely responsible under each contract, agreement, interest or obligation as to which a Lien has been granted to the Collateral Agent hereunder for the observance and performance of all of the conditions and obligations to be observed and performed by such Grantor thereunder, all in accordance with and pursuant to the terms and provisions


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thereof, and the exercise by the Collateral Agent or any Holder of any rights under this Security Agreement, the Indenture or any other Security Document shall not release such Grantor from any of such Grantor's duties or obligations hereunder and under each such contract, agreement, interest or obligation. Neither the Collateral Agent nor any Holder shall have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Security Agreement or the assignment thereof by any Grantor to the Collateral Agent or the granting by such Grantor to the Collateral Agent of a Lien thereon or the receipt by the Collateral Agent or any Holder of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Collateral Agent nor any Holder be required or obligated (nor to the extent prohibited by the terms of such contract, agreement, interest or obligation or applicable law, rule or regulation, shall the Collateral Agent or any Holder be permitted), in any manner, to (a) perform or fulfill any of the obligations of such Grantor thereunder or pursuant thereto, (b) make any payment, or make any inquiry as to the nature or the sufficiency of any payment received by such Grantor or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or (c) present or file any claim, or take any action to collect or enforce any performance or payment of any amounts which may have been assigned to such Grantor, on which such Grantor has been granted a Lien to which such Grantor may be entitled at any time or times.

                     4. Representations, Warranties and Covenants. Each of the Grantors hereby represents, warrants and covenants that as of the date of the execution of this Security Agreement, and until the termination of this Security Agreement pursuant to Section 14 below:

                      (a) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of the Collateral Agent pursuant to this Security Agreement or the other Security Documents, and (ii) in connection with any Permitted Liens.

                      (b) All of the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Indenture, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of such Grantor or any other Person for processing and vehicles) are located at the places specified in Schedule 1 attached hereto as amended from time to time pursuant to Section 5(b) below and such location is an owned, leased or bailment location as specified in Schedule 1 attached hereto. Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, and the places where such Grantor's books and records concerning the Collateral are currently kept are set forth in Schedule 2 attached hereto and made a part hereof, and such Grantor will not change such principal place of business or chief executive office or remove such records without providing the Collateral Agent with at least thirty (30) days' prior


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           written notice of such change. Each of the Grantors will hold and preserve such records and Chattel Paper and will permit representatives of the Collateral Agent, upon reasonable notice and at times during normal business hours to inspect and make abstracts from such records and Chattel Paper.

                      (c) Each of the Grantors has exclusive possession and control of the Equipment and Inventory except as permitted under the Indenture.

                      (d) Each of the Grantors is the legal and beneficial owner of the Collateral in which it has rights free and clear of all Liens, except Permitted Liens. None of the Grantors has, during the five (5) years preceding the date hereof, been known as or used any other corporate or fictitious name, except as disclosed on Schedule 3 hereto, nor acquired all or substantially all the assets, capital stock or operating unit of any Person, except as disclosed on
           Schedule 3 hereto and each predecessor in interest of each of the Grantors during the five (5) years preceding the Closing Date is disclosed on Schedule 3 hereto.

                      (e) This Security Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, securing the payment of the Liabilities. When financing statements have been filed in the appropriate offices in each Grantor's jurisdiction of incorporation or organization listed on Schedule 2 hereto, the Collateral Agent will have a fully perfected Lien on the Collateral, subject in terms of priority solely to the Priority Liens and Permitted Liens that are prior to the security interest hereunder by operation of law, to the extent such Lien may be perfected by Uniform Commercial Code filings.

                      (f) Except for the consent of the Priority Lien Agent which has been obtained, no consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either for (i) the perfection or maintenance of the security interest created hereby, except for the Uniform Commercial Code filings referred to in clause (e) (and except for the filings with the United States Patent and Trademark Office and except for, in the case of motor vehicles, certificates of title which have been issued, which note the Collateral Agent's security interest) or
           (ii) for the exercise by the Collateral Agent of its rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement.

                      (g) The Inventory produced by each of the Grantors has been produced in compliance in all material respects with all requirements of the Fair Labor Standards Act.

                      (h) Schedule 4 hereto lists all Instruments,
           Letter-of-Credit Rights and Chattel Paper of each of the Grantors.

                      (i) Schedule 5 hereto sets forth a complete, true and accurate list of all registered Intellectual Property in which the Grantors have interests in or hold title to. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of financing statements in the appropriate offices in each Grantor's jurisdiction of incorporation


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
           or organization listed on Schedule 2 hereto, perfected Liens in favor of the Collateral Agent on each Grantor's registered Intellectual Property and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Grantor. Upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office and the filing of appropriate financing statements in each Grantor's jurisdiction of incorporation or organization listed on Schedule 2 hereto, all action necessary or desirable to protect and perfect the Collateral Agent's Lien on each Grantor's Intellectual Property shall have been duly taken.


                      (j) Each Grantor will deliver to the Collateral Agent a copy of any Collateral Report delivered to the Priority Lien Agent under the Credit Agreement. With respect to the Eligible Receivables, except as specifically disclosed in the most recent such Collateral Report, (i) they represent bona fide sales of Inventory or rendering of services to account debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any account debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any account debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Collateral Agent;
(iii) to each Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor's books and records and any invoices, statements and Collateral Reports delivered to the Collateral Agent with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any account debtor which might result in any adverse change in such account debtor's financial condition; and (v) no Grantor has knowledge that any account debtor is unable generally to pay its debts as they become due. Further with respect to the Eligible Receivables, (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Collateral Agent with respect thereto are actually and absolutely owing to each Grantor as indicated thereon and are not in any way contingent; and (y) to each Grantor's knowledge, all account debtors have the capacity to contract.

                     5. Covenants. Each of the Grantors covenants and agrees with the Collateral Agent that from and after the date of this Security Agreement and until the termination of this Security Agreement pursuant to
Section 15 below:

                      (a) At any time and from time to time, upon the Collateral Agent's written request and at the expense of such Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably may deem desirable in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, each of the Grantors will: (i) upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, mark conspicuously each item of


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           Chattel Paper included in the Collateral and each related contract and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, Chattel Paper, related contract or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than checks or drafts received in the ordinary course of such Grantor's business), deliver to the Collateral Agent and pledge to the Collateral Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; provided, however, that prior to the Senior Lien Satisfaction Date, delivery shall be made to the Priority Lien Agent for the benefit of the Collateral Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Collateral Agent may request, as may be necessary or desirable, in order to perfect and preserve the security interest granted or purported to be granted hereby. Each of the Grantors hereby authorizes the Collateral Agent to file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law. Each of the Grantors hereby agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by applicable law.

                      (b) Each of the Grantors shall keep the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Indenture, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of such Grantor and vehicles) at the places specified in Schedule 1 hereto and deliver written notice to the Collateral Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Inventory and/or Equipment (it being understood and agreed that all action required by Section 5(a) hereof shall have been taken in the relevant jurisdiction with respect to all such Equipment and/or Inventory prior to the establishment of any such location). Upon the establishment of any such location, and after notice thereof to the Collateral Agent as required in the preceding sentence, Schedule 1 hereto shall be deemed amended to add such location thereto without further action by the Collateral Agent or any Grantor and such Grantor hereby authorizes the Collateral Agent to substitute a new Schedule 1 hereto to reflect such additional location(s).

                      (c) Each of the Grantors will keep and maintain at such Grantor's own cost and expense satisfactory and complete records of the Collateral in a manner reasonably acceptable to the Collateral Agent, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral and a record of the Collateral Agent's security interest in the Collateral. Upon the occurrence and during the continuance of an Event of Default, each of the Grantors shall, for the Collateral Agent's further security, deliver and turn over to the Collateral Agent or the Collateral Agent's designated representatives at any time upon three (3) Business Days' notice from the Collateral Agent or the Collateral Agent's designated representative, copies of any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to the Collateral or any part or parts thereof).


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                      (d) In any suit, proceeding or action brought by the
           Collateral Agent under any Account comprising part of the Collateral, each of the Grantors will save, indemnify and keep the Collateral Agent and each Holder harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and shall remain enforceable against and only against such Grantor and shall not be enforceable against the Collateral Agent or any Holder; provided, however, such Grantor shall have no obligation to the Collateral Agent or any Holder with respect to the matters indemnified pursuant to this subsection (d) resulting from the willful misconduct or gross negligence of the Collateral Agent or such Holder as determined in a final non-appealable judgment by a court of competent jurisdiction.

                      (e) Each of the Grantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, other than Permitted Liens, and will defend the right, title and interest of the Collateral Agent in and to such Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever other than claims secured by Permitted Liens.

                      (f) Upon the occurrence and during the continuance of an Event of Default, and after the Senior Lien Satisfaction Date, none of the Grantors will, without the Collateral Agent's prior written consent, except in the ordinary course of business and for amounts which are not material to the Barneys Group, taken as a whole in the aggregate, (i) grant any extension of the time of payment of any of the Collateral or compromise, compound or settle the same for less than the full amount thereof; (ii) release, wholly or partly, any Person liable for the payment thereof; or (iii) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business.

                      (g) Each of the Grantors will advise the Collateral Agent promptly, in reasonable detail, of (i) any material Lien or claim made by or asserted against any or all of the Collateral, and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens with respect to such Collateral created hereunder.

                      (h) Each of the Grantors shall obtain or use its commercially reasonable efforts to obtain (i) waivers or subordinations of Liens from landlords and mortgagees, and (ii) signed acknowledgements of the Collateral Agent's Liens from bailees having possession of such Grantor's Goods that, subject to the Priority Liens, they hold for the benefit of the Collateral Agent.

                      (i) Whenever any Grantor is required under the Credit Agreement, and such requirement has not been waived by the Priority Lien Agent, to obtain authenticated control letters from any issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities


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           such Grantor shall also obtain authenticated control letters from such Persons, in form and substance reasonably satisfactory to the Collateral Agent, for the benefit of the Collateral Agent and establishing the Collateral Agent's control (subject to the Priority Liens) over the related uncertificated securities, securities accounts or commodities accounts. After the Senior Lien Satisfaction Date, each Grantor will deliver any such control letters as may be reasonably requested by the Collateral Agent.

                      (j) Each of the Grantors shall use its commercially reasonable efforts to obtain a Collateral Account Control Agreement, with each bank or financial institution holding a Deposit Account for such Grantor.

                      (k) Whenever any Grantor shall deliver a tri-party agreement with the Priority Lien Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights, such Grantor shall also deliver substantially the same agreement assigning, subject to the Priority Liens, such Letter-of-Credit Rights to the Collateral Agent. At any time after the Senior Lien Satisfaction Date, each of the Grantors that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and, upon the request of the Collateral Agent, use commercially reasonable efforts to enter into a tri-party agreement with the Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the Collateral Agent and directing all payments thereunder to a deposit account specified by the Collateral Agent, all in form and substance reasonably satisfactory to the Collateral Agent.

                      (l) Each of the Grantors shall take all steps necessary to grant the Collateral Agent control (subject to the Priority Liens) of all electronic chattel paper in accordance with the Uniform Commercial Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

                      (m) Each of the Grantors hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.


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                      (n) Each of the Grantors shall promptly, and in any event
           within two (2) Business Days after the same is acquired by it, notify the Collateral Agent of any commercial tort claim (as defined in the Uniform Commercial Code) acquired by it and unless otherwise consented by the Collateral Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to the Collateral Agent a Lien in such commercial tort claim.

                      (o) Each of the Grantors shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any material Intellectual Property (now or hereafter existing) may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same. In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent written notice within thirty (30) Business Days thereof, and, upon request of the Collateral Agent, Grantor shall execute and deliver any and all agreements and as the Collateral Agent may request to evidence the Collateral Agent's Lien on such Intellectual Property, and the General Intangibles of such Grantor relating thereto or represented thereby. Each of the Grantors shall take all actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Grantor shall determine that such Intellectual Property is not material to the conduct of its business. In the event that any of the Intellectual Property constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(o) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Intellectual Property constituting Collateral is in no way material to the conduct of its business or operations, promptly pursue all possible remedies for such for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property constituting Collateral.

                      (p) Each of the Grantors will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify.

                      (q) Each of the Grantors will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or, to its knowledge, asserted against any of


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           the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Security Document.

                      (r) Without limiting the prohibitions on mergers involving the Grantors contained in the Indenture, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Collateral Agent.

                      (s) Each of the Grantors acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed pursuant to this Security Agreement or any of the other Security Documents without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to such Grantor's rights under
           Section 9-509(d)(2) of the Uniform Commercial Code.

                     6. Collections. Except as otherwise provided in this
Section 6, each of the Grantors shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. Subject to the Intercreditor Agreement, in connection with such collections, such Grantor may take (and, after the occurrence and during the continuation of an Event of Default, at the Collateral Agent's direction, must take) such action as such Grantor or, after the occurrence and during the continuation an Event of Default, the Collateral Agent may deem necessary or advisable to enforce collection of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to require such Grantor to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Holders hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied to the Note Obligations in accordance with the Indenture. If an Event of Default shall have occurred and be continuing, the Collateral Agent may at any time in the Collateral Agent's own name, in the name of a nominee of the Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with account debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to the Collateral Agent's satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, each of the Grantors, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor or such other certified public accountants reasonably acceptable to the Collateral Agent to prepare and deliver to the Collateral Agent and each Holder at any time and from time to time promptly upon the Collateral Agent's request the following reports with respect to each of the Grantors: (i) a reconciliation of all

Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Collateral Agent may request. Each of the Grantors, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

                     7. Remedies, Application of Proceeds, Rights upon Event of Default.

                     (a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, subject to the Intercreditor Agreement, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided for in the Indenture and all the rights and remedies of a secured party under the Uniform Commercial Code, and all other applicable law as in effect in any relevant jurisdiction. In addition, the Collateral Agent may, subject to the Intercreditor Agreement, also:

                     (i) require each of the Grantors to, and each of the Grantors hereby agrees that it will at its expense and upon request of the Collateral Agent, promptly assemble all, or such part, of the Collateral as directed by the Collateral Agent and make such Collateral available to the Collateral Agent at a place designated by the Collateral Agent, which place shall be reasonably convenient to the Collateral Agent, whether at the premises of such Grantor or otherwise;

                     (ii) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral or the books and records of any Grantor related thereto are or may be located and, without charge or liability to the Collateral Agent, seize and remove such Collateral and such books and records from such premises, or remain upon such premises and use the same for the purpose of enforcing any and all rights and remedies of the Collateral Agent under this Security Agreement, the Indenture or any of the other Security Documents; and

                     (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of all or any part of the Collateral in one or more parcels, at public or private sale or sales, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, at such prices as the Collateral Agent may deem best, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; provided, however, that none of the Grantors shall be credited with the net proceeds of any such credit sale, future delivery or lease of the Collateral until the cash proceeds thereof are actually received by the Collateral Agent. Each of the Grantors agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice, or such longer period as may be required by law, to such Grantor of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notification. No notification required by law need be given to any Grantor if such Grantor has signed, after the occurrence of an Event of Default, a statement renouncing any right to notification of sale or other intended disposition. The Collateral Agent shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent and any Holder shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby expressly waived and released. In the event of a sale of any Collateral, or any part thereof, to a Holder or the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such Holder or the Collateral Agent shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Grantors. Any and all proceeds received by the Collateral Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral, whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be held by the Collateral Agent and distributed by the Collateral Agent in accordance with the Indenture and the Grantors shall remain liable for any deficiency following the sale of the Collateral. Subject to the terms of any applicable license agreement to which any of the Grantors is a party, the Collateral Agent is hereby granted an irrevocable license or other right to use, without charge, such Grantor's labels, copyrights, patents, rights of use of any name, trade names, general intangibles, trademarks and advertising matter, or any property of a similar nature, in completing production of, advertising for sale and selling any Collateral.

                     (b) To the extent permitted by applicable law, each of the Grantors waives all claims, damages and demands against the Collateral Agent or any Holder arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Collateral Agent.

                     (c) Each of the Grantors recognizes that in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Security Agreement, no remedy at law will provide adequate relief to the Collateral Agent and the Collateral Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                     (d) The rights and remedies provided under this Security Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

                     8. The Collateral Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Collateral Agent, upon written notice to such Grantor if practicable, may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall constitute a Note Obligation payable by such Grantor on demand.

                     9. The Collateral Agent's Duty of Care. (a)(a) The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Collateral Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Collateral in the Collateral Agent's possession. Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Grantors, and shall constitute part of the Liabilities secured hereby.

                     (b) No provision of this Security Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Security Documents, the Intercreditor Agreement or the Indenture. The Collateral Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to any act of God, interruption or other circumstances beyond its control provided it exercises such diligence as the circumstances may reasonably require. The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person. The Collateral Agent may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice of such counsel.

                     (c) The Collateral Agent shall not be deemed to have notice of any Event of Default unless an officer of the Collateral Agent has actual knowledge thereof or unless written notice of any such Event of Default is received by the Collateral Agent at the office of the Collateral Agent specified in or pursuant to Section 14.02 of the Indenture.

                     10. Additional Provisions Relating to the Collateral Agent.

                     (a) Any corporation, bank, trust company or association into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                     Any resignation or removal of the Collateral Agent as Trustee under the Indenture in accordance with the provisions thereof shall result in a resignation or removal of the Collateral Agent hereunder. The provisions of Section 7.08 of the Indenture with respect to replacement of the Trustee shall be applicable to the replacement of the Collateral Agent.

                     (b) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Collateral Agent shall have the power to appoint any Person or Persons either to act as co-collateral agent, or co-collateral agents, jointly with the Collateral Agent of all or any part of the Collateral or to act as separate collateral agent or separate collateral agents of all or any part of the Collateral and to vest in such Person or Persons, in such capacity, such title to the Collateral or any part thereof, and such rights, powers, duties or obligations as the Collateral Agent may consider necessary or desirable, subject to the other provisions of this Section 10.

                     (c) Unless otherwise provided in the instrument appointing such co-collateral agent or separate collateral agent, every co-collateral agent or separate collateral agent shall, to the extent permitted by law, be appointed subject to the following terms namely:

                     (i) All rights, power, duties and obligations under this Security Agreement conferred upon the Collateral Agent in respect of the custody, control or management of the collateral, shall be exercised solely by the Collateral Agent;

                     (ii) All rights, powers, duties and obligations conferred or imposed upon the collateral agents shall be conferred or imposed upon and exercised or performed by the Collateral Agent, or by the Collateral Agent and such co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents jointly, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents;

                     (iii) Any request in writing by the Collateral Agent to any co-collateral agent or separate collateral agent to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-collateral agent or separate collateral agent;

                     (iv) Any co-collateral agent or separate collateral agent to the extent permitted by law may delegate to the Collateral Agent the exercise of any right, power, duty or obligation, discretionary or otherwise;

                     (v) The Collateral Agent at any time, by an instrument in writing, may accept the resignation of, or remove, any co-collateral agent or separate collateral agent appointed under this Section 10. As successor to any co-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 10.

                     (vi) No collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder;

                     (vii) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent; and

                     (viii) Any Collateral received by any such co-collateral agent or separate collateral agent hereunder shall forthwith, so far as may be permitted by law, be turned over to the Collateral Agent to be held pursuant to the terms hereof.

                     (d) Upon the acceptance in writing of such appointment by any such co-collateral agent or separate collateral agent, it or he shall be vested with the estate, right, title and interest in the Collateral, or any portion thereof, and with such rights, powers, duties, trusts or obligations, jointly or separately with the Collateral Agent, all as shall be specified in the instrument of appointment, subject to all the terms hereof.

                     (e) In case any co-collateral agent or separate collateral agent shall become incapable of acting, resign or be removed, the right, title and interest in the collateral and all rights, powers, duties and obligations of said co-collateral agent or separate collateral agent shall, so far as permitted by law, vest in and be exercised by the Collateral Agent unless and until a successor co-collateral agent or separate collateral agent shall be appointed pursuant to this Section 10.

                     11. Marshalling, Payments Set Aside; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall be under no obligation to marshal any assets in favor of any of the Grantors or against or in payment of any or all of the Liabilities. To the extent that any Grantor makes a payment or payments to the Collateral Agent or the Collateral Agent receives any payment or proceeds of the Collateral for the benefit of the Holders, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities or any part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Collateral Agent.

                     Each of the Grantors agrees, upon the request of the Collateral Agent and promptly following such request, to take any action and execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement.

                     On the Closing Date, each of the Grantors shall execute and deliver to the Collateral Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the payment in full of the Liabilities. The powers conferred on the Collateral Agent, for the benefit of the Holders, under the Power of Attorney are solely to protect the Collateral Agent's interests (for the benefit of the Holders) in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) the Collateral Agent shall account for any moneys received by the Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that the Collateral Agent shall not have any duty as to any Collateral, and the Collateral Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF the Collateral Agent, OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT

AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                     12. Grant of License to Use Intellectual Property Constituting Collateral. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral), each of the Grantors hereby grants to the Collateral Agent, for the benefit of the Holders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, unless prohibited by applicable law. The Collateral Agent will not exercise the rights granted in this Section 11 until such time as the Collateral Agent shall be lawfully entitled to exercise the rights and remedies under Section 7 hereof.

                     13. Severability. If any provision of this Security Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

                     14. Amendments, Waivers and Consents. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended, and no consent to any departure by the Grantors herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by each of the Grantors (if any of the Grantors is adversely affected by such amendment) and the Collateral Agent and (ii) complies with the requirements of the Indenture. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Collateral Agent of any right or remedy under this Security Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Collateral Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Security Agreement on the part of the Collateral Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Security Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                     15. Binding Effect; Successors and Assigns. This Security Agreement shall be binding upon each of the Grantors and its successors and assign(s), and shall inure to the benefit of the Collateral Agent and the Holders, and their respective successors and assigns. Nothing set forth herein or in any other Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Security Agreement, the Indenture or any other Security Document or any Collateral. Each Grantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Grantor.

                     16. Termination of this Security Agreement; Release of Collateral(a) . (a) The security interest granted by each of the Grantors under this Security Agreement shall terminate against all the Collateral upon final payment in full in cash of the Note Obligations. Upon such termination and at the written request of each of the Grantors or its successors or assigns, and at the cost and expense of each of the Grantors or its successors or assigns, the Collateral Agent shall execute in a timely manner a satisfaction of this Security Agreement and such instruments, documents or agreements as are necessary or desirable to terminate and remove of record any documents constituting public notice of this Security Agreement and the security interests and assignments granted hereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to each of the Grantors, all property, including all monies, instruments and securities of such Grantor then held by the Collateral Agent or any agent, bailee or nominee of the Collateral Agent.

                     (b) Notwithstanding anything in this Security Agreement to the contrary, each of the Grantors may, to the extent permitted by Section 4.10 of the Indenture, sell, assign, transfer or otherwise dispose of any Collateral. In addition, the Collateral shall be subject to release in accordance with
Section 13.04 of the Indenture (such Collateral and the Collateral referred to in the immediately preceding sentence being the "Released Collateral"). The Liens under this Security Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release and upon the request of such Grantor, the Collateral Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; provided, however, that (i) the Collateral Agent shall not be required to execute any such documents on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent or any Holder to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of such Grantor in respect of) all interests retained by such Grantor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                     17. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                     18. Collateral Agent's Exercise of Rights and Remedies upon the Occurrence and During the Continuance of an Event of Default. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, the Collateral Agent may, and upon the written direction of the Holders of a majority in principal amount at maturity of the then outstanding Notes shall, exercise any of the rights and remedies provided in this Security Agreement, the Indenture and any of the other Security Documents.

                     19. Notices. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in
Section 14.02 of the Indenture.

                     20. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                     21. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS SUBJECT TO MANDATORY CHOICE OF LAW RULES, WHICH SHALL BE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS SELECTED IN ACCORDANCE WITH SUCH MANDATORY RULES. THE COLLATERAL AGENT HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GRANTORS AND THE COLLATERAL AGENT PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS Security AGREEMENT; PROVIDED THAT THE COLLATERAL AGENT, AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COLLATERAL AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN THE INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                     22. Further Indemnification. Each of the Grantors jointly and severally agrees to pay, and to save the Collateral Agent and each Holder harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement. In no event shall the Collateral Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Collateral Agent has been advised of the likelihood of such loss or damage.

                     23. Counterparts. This Security Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                     24. Waiver of Bond. Each of the Grantors waives the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Security Agreement or any other agreement or document between the Collateral Agent and such Grantor.

                     25. Advice of Counsel. Each of the Grantors represents and warrants to the Collateral Agent and the Holders that it has discussed this Security Agreement and, specifically, the provisions of Sections 20, 23, 24 and 27 hereof, with such Grantor's attorneys.

                     26. Further Assurances. Each of the Grantors agrees that at any time and from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                     27. WAIVER OF JURY TRIAL. EACH OF THE GRANTORS AND THE COLLATERAL AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE COLLATERAL AGENT AND SUCH GRANTOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER SUCH GRANTOR OR THE COLLATERAL AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                     28. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.


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
                     29. Merger. This Security Agreement, taken together with all the other Security Documents, embodies the entire agreement and understanding, between each of the Grantors and the Collateral Agent and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                     30. Intercreditor Agreement. Until the Senior Lien Satisfaction Date, this Security Agreement shall be subject to the terms of the Intercreditor Agreement.



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                     IN WITNESS WHEREOF, the parties hereto have executed this
Security Agreement or caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.


                           BARNEY'S, INC.
                           BARNEYS AMERICA, INC.
                           BARNEYS (CA) LEASE CORP.
                           BARNEYS (NY) LEASE CORP.
                           BASCO ALL-AMERICAN SPORTSWEAR CORP.
                           BNY LICENSING CORP.
                           BARNEYS AMERICA (CHICAGO) LEASE CORP.


                           By /s/ STEVEN M. FELDMAN
                              --------------------------------------------
                              Name: Steven M. Feldman
                              Title: Executive Vice President and
                                     Chief Financial Officer



                           WILMINGTON TRUST COMPANY,
                           as Collateral Agent

                           By /s/ JAMES D. NESCI
                              --------------------------------------------
                              Name: James D. Nesci
                              Title: Authorized Signer









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